MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. REPORTS RESULTS FOR QUARTER ENDED
SEPTEMBER 30, 2008

New York- November 13, 2008-MMC Energy, Inc. (NASDAQ: MMCE) announced that for the three months ended September 30, 2008, it had a net loss of approximately $1.62 million, or $0.12 per share, compared to net income of approximately $0.7 million, or $0.05 per share, for the three months endied September 30, 2007. For the nine months ended September 30, 2008 the net loss was approximately $4.98 million compared to $1.66 million for the nine months ended September 30, 2007. Revenues for the three months ended September 30, 2008 were approximately $1.30 million compared to $2.75 million for the three months ended September 30, 2007. Revenues for the nine months ended September 30, 2008 were approximately $3.04 million compared to $5.36 million for the nine months ended September 30, 2007. The decrease in revenues from 2007 was due primarily to a $1 million settlement negotiated with the California Independent System Operators (“CAISO”) relating to the Company’s spinning reserve qualification which was charged directly against revenues and the cessation of spinning reserve ancillary services revenues in October 2007.

Revenues for the three months ended September 30, 2008 consisted primarily of resource adequacy capacity revenues of approximately $1,782,000, ancillary services of negative $887,000, which reflects the impact of the $1 million settlement with the CAISO, and energy production revenues of approximately $466,000. For the nine-month period endedSeptember 30, 2008 adequacy capacity revenues were $2.99 million, ancillary services were negative $554,000 and energy production revenues were $652,000.

The Company believes that adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for non-cash compensation charges and re-commissioning expenses, which are non-recurring charges on an asset by asset basis that the Company considers a component of its acquisition cost for internal reporting purposes) serves as a more meaningful measure of the Company’s performance on an ongoing basis. While the Company expects growth in revenues and adjusted EBITDA as it completes targeted power plant acquisitions and expansion projects, net earnings may not grow as aggressively in the near term due to anticipated depreciation expenses, interest expense and additional re-commissioning costs associated with future acquisitions. Tables are included in this release providing reconciliation between GAAP and non-GAAP financial results.

Adjusted EBITDA decreased to a loss of approximately ($1.12 million) for the three months ended September 30, 2008 from approximately $590,000 for the same period ended September 30, 2007, and for the nine months ended September 30, 2008 adjusted EBITDA decreased to a loss of ($4.19 million) from ($825,000) for the same period ended September 30, 2007. The decrease was due primarily to the decrease in revenues noted above as well as higher general and administrative expenses, most of which were driven by compensation, professional fees and investor relations incurred in connection with the Company’s annual stockholders meeting held in May 2008 and the related proxy fight. .

The United States credit markets have recently experienced significant price volatility, dislocations and liquidity disruptions, which have caused the spreads on prospective debt financings to widen considerably, and materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases have resulted in the unavailability of financing. A prolonged downturn in the financial markets may cause us to seek alternative sources of potentially less attractive financing and there can be no assurance that financing will be available on any terms. These circumstances would require us to adjust our business plan accordingly. Planning for this contingency, we have entered into discussions with certain third parties interested in either acquiring certain of our assets or partnering with us on the development of our upgrade projects, which would be expected to significantly alleviate our cash requirements.

See below for a cautionary note on forward looking statements.

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2008	2007	2008	2007
Operating revenues:
Resource adequacy capacity	$1,781,650	$791,250	$2,991,300	$2,274,750
Ancillary services	(886,605)	1,496,289	(553,986)	2,500,676
Energy production	404,601	462,224	600,560	580,417
Total operating revenues	1,299,646	2,749,763	3,037,874	5,355,843
Costs of sales:
Costs of resource adequacy capacity	129,170	63,300	216,869	181,980
Costs of ancillary services	(10,669)	201,550	37,571	381,641
Costs of energy production	240,547	147,897	358,483	249,994
Total costs of sales	359,048	412,747	612,923	813,615
Gross Profit	940,598	2,337,016	2,424,951	4,542,228
Operating expenses:
Depreciation	305,319	284,814	899,980	800,999
Operations and maintenance	573,604	652,576	1,986,937	1,864,201
Re-commissioning expenses	-	(5,231)	-	413,904
General and administrative expenses	1,571,280	1,146,620	4,848,968	3,701,162
Total operating expenses	2,450,203	2,078,779	7,735,885	6,780,266
Loss from operations	(1,509,605)	258,237	(5,310,934)	(2,238,038)
Interest and other expenses
Interest expense	(199,551)	(65,911)	(320,350)	(176,163)
Interest income	87,844	512,688	648,577	616,420
Interest income (expense), net	(111,707)	446,777	328,227	440,257
Other income, net	-	-	-	135,995
Total interest and other income (expense)	(111,707)	446,777	328,227	576,252
Net loss before provision for income taxes	(1,621,312)	705,014	(4,982,707)	(1,661,786)
Provision for income taxes	-	-	-	-
Net loss	$(1,621,312)	$705,014	$(4,982,707)	$(1,661,786)

Basic (loss) earnings per common share
Net (loss) earnings per share	$(0.12)	$0.05	$(0.35)	$(0.22)

Weighted average shares outstanding	14,086,792	13,413,277	14,143,808	7,708,467

Diluted (loss) earnings per common share
Net (loss) earnings per share	$(0.12)	$0.05	$(0.35)	$(0.22)

Weighted average shares outstanding	14,086,792	13,413,277	14,143,808	7,708,467

Weighted average shares outstanding - basic	14,086,792	13,413,277	14,143,808	7,708,467
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-	-	-
Weighted average shares outstanding - diluted	14,086,792	13,413,277	14,143,808	7,708,467

Anti-dilutive shares excluded from diluted EPS computations	555,201	227,547	540,306	211,858

Reconciliation of Losses from operations to Adjusted EBITDA	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2008	2007	2008	2007
Losses from Operations	$(1,509,605)	$258,237	$(5,310,934)	$(2,238,038)
Add: Depreciation Expense	305,319	284,814	899,980	800,999
Add: Re-commissioning expenses	-	(5,231)	-	413,904
Add: Stock-based compensation	86,582	52,640	220,231	198,027
Add: non-recurring financing costs	-	-	-	-
Adjusted EBITDA	$(1,117,704)	$590,460	$(4,190,723)	$(825,108)

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or “MW.”

The Company creates long-term value for its stockholders through disciplined asset acquisitions and hands-on post-acquisition asset management. The Company actively invests in electricity assets that provide essential services to key transmission-constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of upgrading two of these assets, the 100 MW MMC Chula Vista Energy Upgrade Project and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, replacing the existing 44 MW facilities at each site.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Source: MMC Energy, Inc.

Contact:
MMC Energy Inc.
Denis G. Gagnon, Chief Financial Officer
(212) 977-0900
 www.mmcenergy.com

BPC Financial Marketing
Investor Contact:
John Baldissera
(800) 368-1217